Exhibit 99

For immediate release:	Contact: Paul Fitzhenry
November 30, 2006	(212) 733-4637
Andy McCormick
212-733-5469

PFIZER PRESENTS ROBUST AND DIVERSIFIED PRODUCT PIPELINE ACROSS 11 THERAPEUTIC AREAS

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R&D Briefing Highlights 30 Research Programs with More Than Half Discussed for the First Time
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Company Highlights Torcetrapib/Atorvastatin and Cholesterol Ester Transfer Protein Research as Most Important New Development in Cardiovascular Medicine in Years
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Pfizer Now Projecting Adjusted Diluted EPS(1) for 2006 to Be At Least $2.05 Per Share Compared to Previous Estimate of About $2.00 Per Share; Continues to Target Average Annual Adjusted Diluted EPS(1) Growth in High Single Digits Over 2007 and 2008 from the Higher Base of $2.05; Company Now Projects Reported Diluted EPS for 2006 to Be At Least $1.68 Per Share

GROTON, Connecticut, November 30 – Pfizer Inc said today that its broad and diverse pipeline of new medicines, together with an aggressive business development and licensing strategy, will drive a significant stream of new products for a wide variety of therapeutic areas starting in 2010.

“Our fundamental objective is to create a broad and very diversified stream of new products that will, year after year, drive Pfizer’s growth and enhance the value of our shareholders’ investment,” said Jeffrey B. Kindler, Pfizer’s Chief Executive Officer. “We are developing new products for a broad cross-section of therapeutic and specialty areas with strong growth potential. The depth of our mid-stage pipeline gives us confidence that we can generate a steady stream of new products that will address significant unmet medical needs.”

At today’s meeting, Pfizer will review the largest pipeline in the company’s history. It now has more candidates, more trials, and more programs than it has ever had, a total of 242 programs spanning 11 therapeutic areas. Pfizer scientists will describe 30 programs, with more than half being discussed for the first time at this meeting.

Dr. John LaMattina, President of Pfizer Global Research and Development, said, “We have momentum, very aggressive targets and breakthrough science virtually across the board. We have important research programs underway in atherosclerosis, oncology, diabetes, obesity, rheumatoid arthritis, HIV, schizophrenia, liver disease and Alzheimer’s among others. I firmly believe that our outstanding progress is directly related to changes we have made in how we work to streamline and improve productivity. As a result, the company’s portfolio of new molecular entities has almost tripled since the beginning of the decade.

“We now expect that our Phase 3 portfolio will grow dramatically and may even triple from 2006 to 2009. This will give us a steady stream of new and important products from our internal development pipeline. We are targeting four a year -- starting in 2011.” Areas of concentration include:

• A cardiovascular, metabolic and endocrine disease portfolio whose five main areas of focus -- atherosclerosis, obesity, diabetes, bone and muscle health, and thrombosis -- cover markets that are over $100 billion in total. Pfizer is building on its traditional strengths in cardiovascular research and is expanding in metabolic and endocrine diseases. Candidates in late stage development include CP-945,598, a potential new treatment for obesity now in Phase III studies.

• Pfizer’s emerging oncology portfolio, where the company has several potential first-in-class agents. Pfizer has made a major investment in oncology and is moving quickly to build on the success of its launch of Sutent earlier this year with an impressive array of novel agents. The company is conducting extensive research in a wide variety of tumors, building on new insights from molecular genetics.

Late-stage development projects include the monoclonal antibody CP-675,206 in Phase III trials against metastatic melanoma and axitinib, an anti-angiogenesis drug candidate expected to advance to Phase III development in 2007 for breast, thyroid and lung cancers.

• Pfizer’s neuroscience portfolio, where the company has an industry-leading track record and a portfolio of new drug targets in areas of critical medical need, including Alzheimer’s disease, pain, cognition and ADHD, depression and anxiety, and sleep.

During the meeting, Pfizer will present new data on Lyrica, the company’s new medicine for neuropathic pain, which is being studied for the treatment of fibromyalgia.

“Fibromyalgia is characterized by chronic, widespread pain that affects tens of millions of people worldwide with a prevalence of approximately two percent of the general population,” said Martin Mackay, Ph.D., Senior Vice President, Worldwide Research and Technology. “We believe that Lyrica has the potential to be a real breakthrough for treating fibromyalgia.”

• A strong program in infectious diseases, where Pfizer is targeting key bacterial agents and key viral diseases. The most advanced new drug candidate in this therapeutic area is maraviroc, a CCR5 inhibitor that Pfizer plans to file next month for use in treatment-experienced HIV patients. The company will review groundbreaking research to develop PF-3,491,390, an anti-fibrotic agent for treatment of chronic liver disease. A Phase III study is planned for 2007.

• CP-690,550, a compound that targets Janus Kinase 3, associated with immunosuppression. The oral agent is in Phase II studies for the treatment of rheumatoid arthritis and data indicates that it may have superior response rates, compared to the monoclonal antibody Humira. "The results are very impressive," said Dr. Mackay. "These were patients who did not respond to either Humira or methotrexate. We see great potential for oral treatments in this devastating disease."

Commenting on torcetrapib/atorvastatin (T/A), Dr. LaMattina said, “We are first-in-class and we intend to remain best-in-class in a category that has the potential to change the face of cardiovascular medicine. T/A raises HDL and lowers LDL. We believe that the net benefits of the drug -- characterized by significant HDL elevation and LDL lowering vs. the small elevation in blood pressure -- will greatly benefit patients with CV risk.

“The development of T/A has required tremendous innovation on our part from the earliest stages of discovery through one of the most cutting-edge development programs ever carried out anywhere. At the end of this comprehensive program, we expect to have a medicine with unparalleled efficacy in raising HDL, lowering LDL and with an anti-atherosclerosis indication.

“We will learn of the top-line results of the three pivotal imaging trials during the first quarter of 2007. During this same period, we will also receive the results of some additional Phase III lipid studies. To obtain a reliable picture of the overall safety and efficacy profile of T/A, the results of all these studies will need to be analyzed and reviewed together, and this will happen in the context of the American College of Cardiology Meeting in March, 2007.”

Business Development and Licensing to Aggressively Pursue External New Products and Technologies

“Pfizer’s core capabilities in science and medicine underscore our new Business Development and Licensing strategy,” said Pfizer Vice-Chairman David Shedlarz. “The first part of our new strategy is a focus on complementing our current pharmaceutical portfolio by both addressing gaps in our existing portfolio as well as quickly seizing potential opportunistic investments. To ensure we are successful in this effort, teams of business development colleagues will be aligned with our therapeutic area teams. Specific near term focus areas here include diabetes, neurology, infectious disease, and oncology that combined have a worldwide market potential significantly in excess of $200 billion.

“The second component of the strategy is focused on acquiring synergistic products and services which either help amplify the value of our current and future products or enhance our ability to demonstrate the value of our products and capabilities. Potential opportunities in the area include everything from drug delivery systems such as the Exubera inhaler, to evidence-based medicine tools and diagnostics. The last component of our strategy focuses on investment in novel healthcare products. Our acquisition of PowderMed Ltd.’s vaccine delivery technology, announced in October, is an example of this.”

The company expects this strategy to contribute two new externally-sourced products per year starting in 2010. These new products are expected to be significant contributors to Pfizer’s future revenue growth.

“We recognize that many great ideas and insights arise in laboratories and clinics around the world,” said Shedlarz. “We are determined to be a magnet for those ideas, and to apply our resources prudently to turn them into valuable and innovative healthcare solutions. We will accelerate our business development and licensing activity while ensuring appropriate operational and financial discipline.”

Increasing Focus on Scientific Collaborations and Partnerships

Pfizer emphasized in its presentations throughout the meeting that the company is open to pursuing new and different approaches on many fronts to maximize the potential of its research and development activities.

The company announced a groundbreaking, five-year research collaboration with The Scripps Research Institute to advance scientific knowledge of uncured diseases and novel ways to treat them. Under the terms of the agreement, scientists from Pfizer and Scripps will work together in collaborative teams to study and evaluate possible therapeutic approaches for diseases such as cancer, diabetes and mental illness. The collaboration will involve the development of new tests to rapidly validate approaches as possible novel treatment options for patients.

Commitment to Transparency

“During the past four months, I have repeatedly heard from investors that they would like a broader picture of our pipeline and its potential, as well as a realistic assessment of our opportunities and challenges,” said Jeff Kindler. “The comprehensive pipeline and strategy review today, along with the extensive discussion with our key scientists, address these critically important points. We are providing more detail about the mid- and earlier stages of our pipeline than we have before.

“As an example of our new approach, we plan to very shortly post our pipeline -- front to back -- on our website, where investors, doctors, patients and their families will be able to track our progress over time.”

Kindler concluded, “Based on our pipeline, our ambition is to create a company with a more diversified product portfolio with a heavy emphasis in the therapeutic areas offering the greatest medical promise and commercial potential. We recognize that our success depends on doing the hard work, every day, to make our company as innovative and agile as it can be. We have a wonderful set of opportunities and outstanding scientists, and we won’t lose sight of the importance of putting all of this to work on behalf of patients and our shareholders.”

Details on Financial Outlook

Pfizer is experiencing a favorable trend in revenues and lower costs in the fourth quarter than it previously expected. The company now expects 2006 revenues to be slightly higher and costs to be slightly lower. Pfizer is now projecting adjusted diluted EPS(1) for 2006 to be at least $2.05 per share compared to its previous estimate of about $2.00 per share. The company is now projecting reported diluted EPS for 2006 to be at least $1.68, reflecting these revised expectations. Despite the higher EPS forecast, Pfizer continues to target average annual adjusted diluted EPS(1) growth in high single digits over 2007 and 2008 from the higher base of $2.05.

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For additional details, please see the attached supplemental financial information and Disclosure Notice.

(1)“Adjusted income” and “adjusted diluted earnings per share (EPS)” are defined as reported net income and reported diluted EPS excluding purchase-accounting adjustments, merger-related costs, discontinued operations, and certain significant items. As described under Adjusted Income in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of Pfizer’s Form 10-Q for the quarterly period ended October 1, 2006, management uses adjusted income, among other factors, to set performance goals and to measure the performance of the overall company. We believe that investors’ understanding of our performance is enhanced by disclosing this measure. The adjusted income and adjusted diluted EPS measures are not, and should not be viewed as, substitutes for U.S. GAAP net income and diluted EPS.

Contacts:
Media
Andy McCormick 212-733-5469
Paul Fitzhenry 212-733-4637
Investors
Ron Aldridge 212-573-3685
Carol Schimmelpfenneg 212-573-2718

PFIZER INC
SUPPLEMENTAL FINANCIAL INFORMATION

Reconciliation of Forecasted 2006 Adjusted Income(1)and Adjusted Diluted EPS(1) to Forecasted 2006 Reported Net Income and Reported Diluted EPS

Full-Year 2006 Forecast

($ billions, except per-share amounts)
		Net Income(a)		Diluted EPS(a)
Income/(Expense)
Forecasted Adjusted Income/Diluted EPS(1)	(greater than or equal to)
$15.1
(greater than or equal to)
$2.05

Purchase Accounting Impacts, Net of Tax
(2.9)

(0.39)

Adapting to Scale Costs, Net of Tax
(1.1)

(0.15)

Income From Discontinued Operations, Net of Tax (b)
0.5

0.07

Equity Sales / Other
0.2

0.02

Tax Impact for the Repatriation of Foreign Earnings
0.2

0.02

Resolution of Certain Tax Positions
0.4

0.06

Forecasted Reported Net Income/Diluted EPS	(greater than or equal to)
$12.4
(greater than or equal to)
$1.68

(a) Forecasts in the table include our Consumer Healthcare business as discontinued operations and exclude the effects of business-development transactions not completed as of the end of the third quarter of 2006 as well as the potential impact from a substantial prospective gain on the divestiture of our Consumer Healthcare business and costs related to our recently announced sales force restructuring.

(b) Primarily reflects the reclassification of our Consumer Healthcare business to discontinued operations.

(1) “Adjusted income” and “adjusted diluted earnings per share (EPS)” are defined as reported net income and reported diluted EPS excluding purchase-accounting adjustments, merger-related costs, discontinued operations, and certain significant items. As described under Adjusted Income in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of Pfizer’s Form 10-Q for the quarterly period ended October 1, 2006, management uses adjusted income, among other factors, to set performance goals and to measure the performance of the overall company. We believe that investors’ understanding of our performance is enhanced by disclosing this measure. The adjusted income and adjusted diluted EPS measures are not, and should not be viewed as, substitutes for U.S. GAAP net income and diluted EPS.

DISCLOSURE NOTICE: The information contained in this document and the attachment is as of November 30, 2006. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.

This document and the attachment contain forward-looking information that involves substantial risks and uncertainties about the Company’s in-line products and product candidates, financial results and estimates, and business prospects. Among other things, this document and the attachment contains, in particular, forward-looking information that involves substantial risks and uncertainties about improvements in the Company’s research and development productivity and about various products in development and potential additional indications for various in-line products, including their potential benefits and, in certain cases, projections with respect to their advancement within the research and development pipeline, regulatory authority filing and approval dates and launch dates. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast” and other words and terms of similar meaning. Among the factors that could cause actual results to differ materially are the following: the uncertainties inherent in research and development activities; decisions by regulatory authorities regarding whether and when to approve drug applications and supplemental drug applications that have been or may be filed for such products in development and for such additional indications for in-line products as well as their decisions regarding labeling and other matters that could affect the availability or commercial potential of such products and such additional indications; the speed with which regulatory authorizations, pricing approvals and product launches may be achieved; competitive developments, including with respect to competitor drugs and drug candidates that treat diseases and conditions similar to those treated by our drugs and drug candidates; the ability to successfully market both new and existing products domestically and internationally; difficulties or delays in manufacturing; trade buying patterns; the ability to meet generic and branded competition after the loss of patent protection for our products or competitor products; the impact of existing and future regulatory provisions on product exclusivity; trends toward managed care and health care cost containment; possible U.S. legislation or regulatory action affecting, among other things, pharmaceutical pricing and reimbursement, including under Medicaid and Medicare, the importation of prescription drugs that are marketed outside the U.S. and sold at prices that are regulated by governments of various foreign countries, and the involuntary approval of prescription medicines for over-the-counter use; the potential impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003; legislation or regulations in markets outside the U.S. affecting product pricing, reimbursement or access; contingencies related to actual or alleged environmental contamination; claims and concerns that may arise regarding the safety or efficacy of in-line products and product candidates; legal defense costs, insurance expenses, settlement costs and the risk of an adverse decision or settlement related to product liability, patent protection, governmental investigations, ongoing efforts to explore various means for resolving asbestos litigation and other legal proceedings; the Company’s ability to protect its patents and other intellectual property both domestically and internationally; interest rate and foreign currency exchange rate fluctuations; governmental laws and regulations affecting domestic and foreign operations, including tax obligations; changes in generally accepted accounting principles; any changes in business, political and economic conditions due to the threat of future terrorist activity in the U. S. and other parts of the world, and related U. S. military action overseas; growth in costs and expenses; changes in our product, segment and geographic mix; and the impact of acquisitions, divestitures, restructurings, product withdrawals and other unusual items, including our ability to realize the projected benefits of our Adapting to Scale multi-year productivity initiative, including the benefits of the planned broadening of this initiative in 2007 and 2008, and the ability of the Company and Johnson & Johnson to satisfy the conditions to closing the sale of the Company’s Consumer Healthcare business, including receiving the required regulatory approvals A further list and description of these risks, uncertainties and other matters can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and in its reports on Forms 10-Q and 8-K.

This document includes discussion of certain clinical studies relating to various in-line products and product candidates. These studies typically are part of a larger body of clinical data relating to such products or product candidates, and the discussion in this webcast should be considered in the context of the larger body of data.

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